UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2024

Red Cat Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-40202 (Commission File Number)	88-0490034 (I.R.S. Employer Identification No.)

15 Ave. Munoz Rivera Ste 2200 San Juan, PR (Address of principal executive offices)	00901 (Zip Code)

Registrant’s telephone number, including area code: (833) 373-3228

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001	RCAT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

Closing of Sale of Consumer Division

On February 16, 2024, Red Cat Holdings, Inc., a Nevada corporation (the “Company”) closed the sale of Rotor Riot, LLC (“Rotor Riot”) and Fat Shark Holdings, Ltd. (“Fat Shark”), its wholly-owned subsidiaries, to Unusual Machines, Inc., a Puerto Rico corporation (“UMAC”). The sale was conducted pursuant to a Share Purchase Agreement dated November 21, 2022, as amended on April 13, 2023, July 10, 2023, and December 11, 2023 (the “SPA”). Rotor Riot and Fat Shark previously focused on sales to the consumer segment, including recreational and hobbyist drones, first-person-view goggles, and acting as a licensed authorized reseller of consumer drone products. The transaction closed concurrently with UMAC’s initial public offering and listing on the NYSE American exchange (“IPO”) under the symbol “UMAC.” Following divestiture of its consumer division, the Company intends to focus its efforts exclusively on drone technology integrating robotic hardware and software for military, government, and commercial operations.

On September 19, 2022, the Company formed a Special Committee of its Board of Directors consisting of Joe Freedman and Christopher Moe, independent directors, in order to negotiate and conclude the SPA on behalf of the Company. The SPA was approved by shareholders of the Company at a special meeting held March 8, 2023. In evaluating the consideration to be paid to the Company for its ownership of Rotor Riot and Fat Shark, the special committee evaluated the fair market value of both companies and obtained and reviewed an independent fair market value analysis of the companies prepared by Vantage Point Advisors, Inc.

Consideration for Sale of Consumer Division Under the SPA

The total consideration received by the Company for its sale of Rotor Riot and Fat Shark was valued at $20 million, and consisted of the following elements:

•	$1 million in cash, which was paid from the proceeds of UMAC’s initial public offering;

•	$2 million in the form of a promissory note payable to the Company, filed as Exhibit 10.1 hereto (the “Note”); and

•	$17 million worth of UMAC common stock, valued at the initial public offering price for UMAC’s common stock, resulting in 4,250,000 shares of UMAC common stock being issued to the Company (representing approximately 48.66% of UMAC’s issued and outstanding common stock after giving effect to the IPO and to the issuance of common stock to the Company upon closing of the IPO).

In addition, UMAC is required to pay the Company for the amount of the working capital balances of Rotor Riot and Fat Shark as of the Closing Date.

8% Promissory Note

The Note bears interest at a rate of 8% per year, is due 18 months from the date of issue, and requires monthly payments of interest due in arrears on the 15th day of each month. In the event of a Qualified Financing (defined as one or more related debt or equity financings by UMAC resulting in net proceeds of at least $5 million, other than UMAC’s completed IPO), the Company may require payment of the Note in whole or in part upon written notice given within 10 days of the Qualified Financing. During the occurrence and continuance of any event of default under the Note, the Company may, at its option, convert the amounts due under the Note to common stock of UMAC in whole or in part from time to time. The conversion price will be a 10% discount to the average daily volume weighted average price for UMAC’s common stock over the 10 days preceding the conversion. Conversions under the Note will be limited such that no conversion may be made to the extent that, after giving effect to the conversion, the Company, together with its affiliates, would beneficially own in excess of 4.99% of UMAC’s common stock. This limit may be increased by the Company upon 61 days written notice.

Registration Rights Agreement

In connection with the closing of the SPA, UMAC and the Company entered into a Registration Rights Agreement (the “RRA”) filed herewith as Exhibit 10.2. Under the RRA, UMAC has agreed to file a registration statement with the Securities and Exchange Commission (the “Commission”) covering the Company’s resale of 500,000 of the shares of the UMAC common stock issued to the Company under the SPA. UMAC is required to file a registration statement with the Commission within 120 days after the effectiveness of the registration statement for its IPO and must use its best efforts to secure effectiveness of the registration statement within 180 days of the effectiveness of its IPO registration statement.

Non-competition Agreements

Company Non-Compete

In connection with the closing of the SPA, UMAC, Rotor Riot, and Fat Shark entered into a Non-Competition Agreement (the ‘Company Non-Compete”) in favor of the Company, filed herewith as Exhibit 10.3. Under the Company Non-Compete, UMAC, Rotor Riot, and Fat Shark have agreed that, for a period of 5 years, they shall not design, manufacture, market, import, build or sell any Group 1 or Group 2 UAV drone to customers which are a governmental authority (as defined in the agreement) and/or any third-party intermediary to customers which are a governmental authority, without the prior written consent of the Company. A “Group 1 UAV” drone is defined as a small, lightweight unmanned system (such as the Teal 2 and RQ-11 Raven drones) weighing up to 20 pounds that are designed for operation at lower altitudes (capable of reaching up to 1,200 feet above ground level) at speeds of less than 100 knots. A “Group 2 UAV” drone is defined as drones that weigh between 21 and 55 pounds (such as the RQ-7 Shadow) and are designed for medium range missions, capable of reaching altitudes up to 3,500 feet above ground level and flying at speed less than 250 knots.

In addition, UMAC shall be entitled to be paid 10% of net collected revenue as and when collected for sales made by our subsidiary Teal Drones Inc. which are referred by UMAC for sales of Group 1 or Group 2 UAV drones to a government authority not previously in contact with Teal. UMAC shall be obligated during the 5-year restricted period to refer all such opportunities to Teal.

Allan Evans Non-Compete

Also in connection with the closing of the SPA, the CEO of UMAC, Allan Evans, entered into a Non-Compete agreement (the “Evans Non-Compete”) in favor of the Company. Under the Evans Non-Compete, Mr. Evans agreed that, for a period of 12 months, he shall not engage in any business activity similar to, or competitive with, the business conducted by the Company or its affiliates, including, but not limited to, the design, manufacture, market, import, building or selling of any Group 1 or Group 2 UAV drone to customers which are a governmental authority.

Our Chief Executive Officer, Chairman and founder, Jeffrey Thompson, is the founder of UMAC and formerly served as its Chief Executive Officer and Chairman from inception in July 2019 until April 2022. Mr. Thompson owns 1,557,000 shares of UMAC common stock, which represents approximately 3.76% of UMAC’s shares after giving effect to the IPO and to the issuance of common stock to the Company upon closing of the IPO.

The foregoing descriptions of the material terms of the SPA, as amended, the Note, the RRA and the Non-Compete agreements does not purport to be complete and is qualified in its entirety by reference to such exhibits filed herewith, which should be reviewed in their entirety for additional information.

Section 9 – Financial Statements and Exhibits

Item. 9.01. Financial Statements and Exhibits

Exhibit No.	Description
10.1	8% Promissory Note from Unusual Machines, Inc.
10.2	Registration Rights Agreement with Unusual Machines, Inc.
10.3	Non-Competition Agreement with Unusual Machines, Inc., Rotor Riot, LLC, and Fat Shark Holdings, Ltd.
10.4	Non-Compete agreement with Allan Evans
10.5	Share Purchase Agreement with Unusual Machines, Inc. (incorporated by reference to Current Report on Form 8-K filed November 28, 2022)
10.6	Amended and Restated Amendment No. 1 to Share Purchase Agreement with Unusual Machines, Inc. (incorporated by reference to Current Report on Form 8-K filed April 14, 2023)
10.7	Amendment No. 2 to Share Purchase Agreement with Unusual Machines, Inc. (incorporated by reference to Current Report on Form 8-K filed July 14, 2023)
10.8	Amendment No. 3 to Share Purchase Agreement with Unusual Machines, Inc. (incorporated by reference to Quarterly Report on Form 10-Q filed December 15, 2023)
10.9	Amendment No. 4 to Share Purchase Agreement with Unusual Machines, Inc. (incorporated by reference to Current Report on Form 8-K filed December 15, 2023)
99.1	Unaudited Pro Forma Financial Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED CAT HOLDINGS, INC.

Dated: February 22, 2024	By:	/s/ Jeffrey Thompson
Name: Jeffrey Thompson
Title: Chief Executive Officer